EXHIBIT 5

                            TELTRONICS, INC.
                       CERTIFICATE OF DESIGNATIONS
                            OF PREFERENCES OF
                        SERIES A PREFERRED STOCK
                    PURSUANT TO SECTION 151(g) OF THE
                   GENERAL CORPORATION LAW OF DELAWARE


     The undersigned, Ewen R. Cameron, being the President of
Teltronics, Inc., a Delaware corporation (the "Corporation"), does hereby make and execute this Certificate of Designations and does hereby certify on behalf of the Corporation that:

          1. He is the duly elected and acting President of the Corporation.

          2. The Board of Directors of the Corporation has duly adopted the following resolutions designating shares of the Corporation's Preferred Stock as Series A Preferred Stock and fixing the preferences and powers, and participating, optional and other special rights and the qualifications, limitations and restrictions thereof:

          RESOLVED, that pursuant to the authority conferred upon the Board of Directors by Article FOURTH, subparagraph (d) of the Restated Certificate of Incorporation of the Corporation, there is hereby established a series of shares of the authorized preferred stock of the Corporation designated "Series A Preferred Stock" (the "Series A Preferred Stock"); that the number of shares constituting such series and to which this resolution shall apply shall be Two Hundred Fifty Thousand (250,000) shares; and that the rights, preferences and privileges and restrictions granted to or imposed on the Series A Preferred Stock shall be as follows:

               Section 1. DESIGNATION AND AMOUNT. The Preferred Stock created and authorized hereby shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be Two Hundred Fifty Thousand (250,000), par value $.001 per share. The Corporation shall not issue any rights, warrants, options or other securities exercisable for or convertible or exchangeable into shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of such Series A Preferred Stock to a number less than that of the shares of Series A Preferred Stock then outstanding.

               Section 2.  DIVIDENDS AND DISTRIBUTIONS.  The
shares of Series A Preferred Stock shall not be entitled to receive dividends.

               Section 3.  VOTING RIGHTS.
                    (a)  With respect to every matter upon which
the stockholders shall be entitled to vote, including without limitation actions taken by written consent, and at every annual or special meeting of the stockholders of the Corporation, every holder of Series A Preferred Stock shall be entitled to Four Hundred (400) votes, in person or by proxy, for each share of Series A Preferred Stock standing in such holder's name on the books of the Corporation.

                    (b)  STOCK SPLITS; ADJUSTMENTS.  If the
Corporation shall in any manner subdivide (by stock split, stock dividend, or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Series A Preferred Stock, then the outstanding shares of Series A Preferred Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the preservation of the voting rights of the Series A Preferred Stock hereunder.

               Section 4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential amounts, if any, to which the holders of other series of Preferred Stock, if any, shall be entitled, the holders of all outstanding shares of Common Stock and Non-Voting Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation. The Series A Preferred Stock shall not share ratably in the remaining net assets of the Corporation.

               Section 5. RE-ACQUIRED SHARES. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and maybe reissued as part of a new series of Preferred Stock subject to conditions and restrictions on issuance set forth in the Corporations' Restated Certificate of Incorporation, and any certificate of amendment creating a series of Preferred Stock or as otherwise required by law.

               Section 6.  NO CONVERSION.  The shares of Series A
Preferred Stock shall not be convertible into any other shares of any other Preferred Stock and/or Common Stock of the Corporation.

               Section 7.  RANKING.  The Series A Preferred Stock
shall rank junior to all other classes of stock of the Corporation (including the Common Stock) as to the payment of dividends and distribution of assets, unless the terms of any such classes shall provide otherwise.

               Section 8. AMENDMENT. The Restated Certificate of Incorporation shall not be amended in any manner which would alter or change the powers, preferences, or special rights of any shares of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of the Series A Preferred Stock.

               Section 9. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed (subject to adjustments as set forth herein) in a manner which preserves the voting rights associated with each share of Series A Preferred Stock in relation to the Common Stock exchanged or changed.

          RESOLVED FURTHER, that before the Corporation shall issue any of the shares of Series A Preferred Stock, a Certificate of Designations pursuant to Section 151(g) of the General Corporation Law of Delaware shall be executed, acknowledged, filed and recorded in accordance with the provisions such Sections 103 and 151(g) of such law, and the officers of the Corporation are hereby authorized and directed to do all acts and things that they determine to be necessary and proper to carry into effect the purposes and intent of these resolutions.

     IN WITNESS WHEREOF, this Certificate of Designations has been executed by the Corporation's President and attested by its Secretary, and each of them does hereby affirm and acknowledge that this Certificate of Designations is the act and deed of the Corporation and that the statements made herein are true under the penalties of perjury.

Dated:  August 15, 1996


                                   Ewen R. Cameron, President
Attest:

Paul D. Shrader, Secretary